Exhibit 10.11

Execution Version

SECOND SUPPLEMENTAL INDENTURE

Second Supplemental Indenture (this “Supplemental Indenture”), dated as of April 30, 2019, among Johnson Controls Enterprises México, S. de. R.L. de C.V., Panther BF BidCo México, S. de R.L. de C.V. and Servicios Corporativos LTH México, S. de R.L. de C.V. (each a “Guaranteeing Subsidiary” and, collectively, the “Guaranteeing Subsidiaries”), each a sociedad de responsabilidad limitada de capital variable and a subsidiary of Panther BF Aggregator 2 LP, an Ontario limited partnership (the “Issuer”), and Citibank, N.A., a national banking association, as trustee (the “Trustee”) and Notes Collateral Agent.

W I T N E S S E T H

WHEREAS, the Issuer, Panther Finance Company, Inc. (the “Co-Issuer”), Clarios Power Solutions Holdings LP (f/k/a Panther BF Aggregator 1 LP) (“Holdings”) and the Subsidiary Guarantors have heretofore executed and delivered to the Trustee an Indenture (the “Indenture”), dated as of April 1, 2019, providing for (i) the issuance of $1,000,000,000 aggregate principal amount of 6.250% Senior Secured Notes due 2026 (the “Dollar Notes”) and (ii) the issuance of €700,000,000 aggregate principal amount of 4.375% Senior Secured Notes due 2026 (the “Euro Notes” and together with the Dollar Notes, the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Notes Collateral Agent are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2) Agreement to Guarantee. Each Guaranteeing Subsidiary acknowledges that it has received and reviewed a copy of the Indenture and all other documents it deems necessary to review in order to enter into this Supplemental Indenture, and acknowledges and agrees to (i) join and become a party to the Indenture as indicated by its signature below; (ii) be bound by the Indenture, as of the date hereof, as if made by, and with respect to, each signatory hereto; and (iii) perform all obligations and duties required of a Guarantor pursuant to the Indenture. Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Indenture, including, but not limited to, Article 10 thereof.

(3) Execution and Delivery. Each Guaranteeing Subsidiary agrees that the Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

(4) Limitations to Guarantee. To the extent applicable and without limiting the generality of any other provision of the Notes, the Indenture and this Supplemental Indenture, each Guaranteeing Subsidiary hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law:

(a) any right to require any Guaranteed Party or the Trustee or Notes Collateral Agent to first proceed against, initiate any actions before a court or any other judge or authority, or enforce any other rights or security or claim payment from the Issuers or any other Person, before claiming any amounts due from any Guaranteeing Subsidiary under the Notes, the Indenture and this Supplemental Indenture;

(b) any right to which it may be entitled to have the assets of each Issuer or any other Person first be used, applied or depleted as payment of each Issuer’s obligations hereunder, prior to any amount being claimed from or paid by each Guaranteeing Subsidiary under the Notes, the Indenture and this Supplemental Indenture;

(c) any right to which it may be entitled to have claims against it, or assets to be used or applied as payment, be divided among the guarantors; and

(d) any right or benefit of orden, excusión, división, quita and espera and any other rights specified in, but not limited to, Articles 2813, 2814, 2815, 2817, 2818, 2819, 2820, 2821, 2822, 2823, 2826, 2837, 2839, 2840, 2845, 2846, 2847, 2848, 2849 and any other related or applicable Articles of the Federal Civil Code (Código Civil Federal) and the corresponding provisions of the Civil Codes of the states of Mexico and the City of Mexico (or any successor provisions), which are not reproduced herein given that each Guaranteeing Subsidiary hereby represents that it knows the contents of such articles.

(5) No Recourse Against Others. No past, present or future director, manager, officer, employee, incorporator, member, partner or direct or indirect equityholder of the Issuer, Holdings or the Guaranteeing Subsidiaries shall have any liability for any obligations of the Issuer or the Guarantors (including each Guaranteeing Subsidiary) under the Notes, any Guarantees, the Security Documents, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(6) Governing Law. THIS SUPPLEMENTAL INDENTURE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE, WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(7) Submission to Jurisdiction. Notwithstanding Section 13.08 (Waiver of Jury Trial) of the Indenture, with respect to any action or proceeding arising out of or relating to this Supplemental Indenture, the Indenture, the Notes and the Guarantees involving the Guaranteeing

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Subsidiary, each of the parties hereby irrevocably agree to submit to the exclusive jurisdiction of any United States Federal or State Court located in the Borough of Manhattan, in the City of New York in any action or proceeding arising out of or relating to this Supplemental Indenture, the Notes, the Guarantees and the Indenture and hereby expressly and irrevocably waive to the fullest extent permitted by applicable law, any right to any other jurisdiction to which it may be entitled by reason of its present or future domicile or otherwise.

(8) Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmissions shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

(9) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(10) Appointment. For the purposes of any of the Mexican Security Documents, in addition to the other provisions set forth herein and in any other provision of any Secured Notes Documents, each Notes Secured Party (other than the Notes Collateral Agent) hereby irrevocably appoints and designates the Notes Collateral Agent, to act on behalf and for the benefit of itself and the other Notes Secured Parties, and consequently grants a comisión mercantil con representación pursuant to Articles 273, 274 and any other applicable Articles of the Mexican Federal Commerce Code (Código de Comercio) for purposes of the Mexican Security Documents and authorizes the Notes Collateral Agent to enter into the Mexican Security Documents and to hold the Liens granted to it in the Mexican Security Documents for the benefit of itself and on behalf of the Notes Secured Parties (other than the Notes Collateral Agent) and irrevocably authorizes the Notes Collateral Agent to take such actions, on its behalf, under the provisions of the Mexican Security Documents, and to exercise such powers and perform such duties as are set forth in the Mexican Security Documents in accordance with this Supplemental Indenture and any other Secured Notes Document. Furthermore, each of the Notes Secured Parties hereby authorizes the Notes Collateral Agent to delegate the abovementioned comisión mercantil con representación pursuant to Article 280 and any other applicable Articles of the Mexican Federal Commerce Code (Código de Comercio). Each of the parties hereto agrees that the Notes Collateral Agent shall have only those duties, obligations and responsibilities expressly specified in the Notes, the Indenture, this Supplemental Indenture or in the Mexican Security Documents and no other duties, obligations or responsibilities shall be implied, without any responsibility to any Guaranteeing Subsidiary should the Collateral Agent not have the ability to take action as a result of the foregoing.

(11) The Trustee and the Notes Collateral Agent. The Trustee and the Notes Collateral Agent shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Guaranteeing Subsidiary. The Notes Collateral Agent shall have received on the execution date of this Supplemental Indenture (i) a letter from the

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Johnson Controls Battery Group, LLC (the “Process Agent”) indicating its consent to its appointment as process agent for each Guaranteeing Subsidiary and accepting its appointment as process agent for each Guaranteeing Subsidiary in connection with the transactions contemplated by the Notes, the Indenture and this Supplemental Indenture to which it is a party, and (ii) a certified copy of the irrevocable special powers-of-attorney, granted before a Mexican notary public by each Guaranteeing Subsidiary, in favor of the Process Agent.

(12) Benefits Acknowledged. Each Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions set forth in the Indenture. Each Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.

(13) Successors. All agreements of each Guaranteeing Subsidiary in this Supplemental Indenture shall bind its respective successors, except as otherwise provided in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

(14) Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder shall be bound hereby.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

Johnson Controls Enterprises México, S. de. R.L. de C.V., as a Guaranteeing Subsidiary

By:	/s/ Ismael Salinas Rendon
Name: Ismael Salinas Rendon
Title: VP & GM Mexico

[Signature Page to Second Secured Supplemental Indenture (Mexico)]

Panther BF BidCo México, S. de R.L. de C.V., as a Guaranteeing Subsidiary

By:	/s/ Craig Laurie
Name: Craig Laurie
Title: Attorney-in-fact

[Signature Page to Second Secured Supplemental Indenture (Mexico)]

Servicios Corporativos LTH México, S. de R.L. de C.V., as a Guaranteeing Subsidiary

By:	/s/ Sandra Lina Rodriguez Suriano
Name: Sandra Lina Rodriguez Suriano

Title: Attorney-in-fact

[Signature Page to Second Secured Supplemental Indenture (Mexico)]

CITIBANK, N.A., as Trustee and Notes Collateral Agent

By:	/s/ Karen Abarca
Name: Karen Abarca
Title: Senior Trust Officer

[Signature Page to Second Secured Supplemental Indenture (Mexico)]